FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2022 Financial Results

HANOVER, Md. - March 7, 2022 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal first quarter ended January 29, 2022.

•Q1 Revenue: $844.4 million

•Q1 Net Income per Share: $0.29 GAAP; $0.47 adjusted (non-GAAP)

•Share Repurchases: Ciena entered into a $250 million accelerated share repurchase ("ASR") arrangement during the first quarter of fiscal 2022 under its new share repurchase program. The final settlement of the ASR was completed in the second quarter of fiscal 2022 with approximately 3.6 million shares repurchased.

“First quarter revenue grew more than 10% year-over-year and continued broad-based demand drove very strong orders growth in the quarter, providing us additional visibility for the fiscal year," said Gary Smith, president and CEO of Ciena. "We expect our strategic investments to drive a significant increase in supply chain capacity in the second half, and therefore remain confident in our ability to address demand and achieve the strong revenue growth we expect for the fiscal year.”

For the fiscal first quarter 2022, Ciena reported revenue of $844.4 million as compared to $757.1 million for the fiscal first quarter 2021.

Ciena's GAAP net income for the fiscal first quarter 2022 was $45.8 million, or $0.29 per diluted common share, which compares to a GAAP net income of $55.3 million, or $0.35 per diluted common share, for the fiscal first quarter 2021.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2022 was $72.6 million, or $0.47 per diluted common share, which compares to an adjusted (non-GAAP) net income of $81.3 million, or $0.52 per diluted common share, for the fiscal first quarter 2021.

Fiscal First Quarter 2022 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q1	Q1	Period Change
	FY 2022	FY 2021	Y-T-Y*
Revenue	$844.4	$757.1	11.5%
Gross margin	45.5%	47.3%	(1.8)%
Operating expense	$324.2	$282.1	14.9%
Operating margin	7.1%	10.0%	(2.9)%

	Non-GAAP Results
	Q1	Q1	Period Change
	FY 2022	FY 2021	Y-T-Y*
Revenue	$844.4	$757.1	11.5%
Adj. gross margin	46.2%	48.0%	(1.8)%
Adj. operating expense	$290.0	$253.0	14.6%
Adj. operating margin	11.8%	14.6%	(2.8)%
Adj. EBITDA	$123.7	$133.8	(7.5)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q1 FY 2022		Q1 FY 2021
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$540.9	64.1	$512.3	67.7
Routing and Switching	85.7	10.1	64.3	8.5
Total Networking Platforms	626.6	74.2	576.6	76.2

Platform Software and Services	72.9	8.6	49.9	6.6

Blue Planet Automation Software and Services	21.1	2.5	16.9	2.2

Global Services
Maintenance Support and Training	72.5	8.6	67.6	8.9
Installation and Deployment	40.4	4.8	39.6	5.2
Consulting and Network Design	10.9	1.3	6.5	0.9
Total Global Services	123.8	14.7	113.7	15.0

Total	$844.4	100.0	$757.1	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal First Quarter 2022

	Revenue by Geographic Region
	Q1 FY 2022		Q1 FY 2021
	Revenue	% **	Revenue	% **
Americas	$595.1	70.5	$496.6	65.6
Europe, Middle East and Africa	150.8	17.8	155.4	20.5
Asia Pacific	98.5	11.7	105.1	13.9
Total	$844.4	100.0	$757.1	100.0
** Denotes % of total revenue
•One 10%-plus customer represented a total of 13.1% of revenue
•Cash and investments totaled $1.7 billion
•Cash flow used in operations totaled $54.4 million
•Average days' sales outstanding (DSOs) were 97
•Accounts receivable, net balance was $795.2 million
•Unbilled contract asset, net balance was $117.0 million
•Inventories totaled $457.6 million, including:
◦Raw materials: $295.9 million
◦Work in process: $10.3 million
◦Finished goods: $149.9 million
◦Deferred cost of sales: $36.9 million
◦Reserve for excess and obsolescence: $(35.4) million
•Product inventory turns were 3.3
•Headcount totaled 7,419

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal First Quarter 2022 Results
Today, Monday, March 7, 2022, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal first quarter 2022 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include:

"First quarter revenue grew more than 10% year-over-year and continued broad-based demand drove very strong orders growth in the quarter, providing us additional visibility for the fiscal year" and "We expect our strategic investments to drive a significant increase in supply chain capacity in the second half, and therefore remain confident in our ability to address demand and achieve the strong revenue growth we expect for the fiscal year."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain constraints or disruptions; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical events, including but not limited to the ongoing conflict between Ukraine and Russia, public health emergencies; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Annual Report on Form 10-K filed with the SEC on December 17, 2021 and included in its Quarterly Report on Form 10-Q for the first quarter of fiscal 2022 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	January 29,	January 30,
	2022	2021
Revenue:
Products	$665,007	$597,220
Services	179,436	159,910
Total revenue	844,443	757,130
Cost of goods sold:
Products	372,565	315,098
Services	87,691	84,141
Total cost of goods sold	460,256	399,239
Gross profit	384,187	357,891
Operating expenses:
Research and development	148,409	132,741
Selling and marketing	118,881	97,278
General and administrative	44,498	39,993
Significant asset impairments and restructuring costs	3,409	5,867
Amortization of intangible assets	8,918	5,910
Acquisition and integration costs	68	307
Total operating expenses	324,183	282,096
Income from operations	60,004	75,795
Interest and other income (loss), net	3,686	(1,121)
Interest expense	(8,648)	(7,360)
Income before income taxes	55,042	67,314
Provision for income taxes	9,219	11,966
Net income	$45,823	$55,348

Net Income per Common Share
Basic net income per common share	$0.30	$0.36
Diluted net income per potential common share	$0.29	$0.35

Weighted average basic common shares outstanding	154,151	155,174
Weighted average dilutive potential common shares outstanding [1]	155,807	156,583

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the first quarter of fiscal 2022 includes 1.7 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the first quarter of fiscal 2021 includes 1.4 million shares underlying certain stock option and stock unit awards.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 29, 2022	October 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,118,636	$1,422,546
Short-term investments	460,368	181,483
Accounts receivable, net	795,247	884,958
Inventories	457,604	374,265
Prepaid expenses and other	332,259	325,654
Total current assets	3,164,114	3,188,906
Long-term investments	88,640	70,038
Equipment, building, furniture and fixtures, net	276,120	284,968
Operating lease right-of-use assets	43,340	44,285
Goodwill	322,822	311,645
Other intangible assets, net	101,026	65,314
Deferred tax asset, net	799,593	800,180
Other long-term assets	104,707	99,891
Total assets	$4,900,362	$4,865,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$310,107	$356,176
Accrued liabilities and other short-term obligations	299,408	409,285
Deferred revenue	124,956	118,007
Operating lease liabilities	18,927	18,632
Current portion of long-term debt	6,930	6,930
Total current liabilities	760,328	909,030
Long-term deferred revenue	60,670	57,457
Other long-term obligations	159,942	166,803
Long-term operating lease liabilities	39,369	41,564
Long-term debt, net	1,065,263	670,355
Total liabilities	$2,085,572	$1,845,209
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 152,990,723 and 154,858,981 shares issued and outstanding	1,530	1,549
Additional paid-in capital	6,567,474	6,803,162
Accumulated other comprehensive income (loss)	(14,905)	439
Accumulated deficit	(3,739,309)	(3,785,132)
Total stockholders’ equity	2,814,790	3,020,018
Total liabilities and stockholders’ equity	$4,900,362	$4,865,227

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Three Months Ended
	January 29,	January 30,
	2022	2021
Cash flows used in operating activities:
Net income	$45,823	$55,348
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	23,653	23,188
Share-based compensation expense	24,297	18,964
Amortization of intangible assets	12,230	9,642
Deferred taxes	(766)	(905)
Provision for inventory excess and obsolescence	3,799	5,905
Provision for warranty	2,817	3,239
Other	(8,615)	4,277
Changes in assets and liabilities:
Accounts receivable	87,223	18,862
Inventories	(87,178)	(51,020)
Prepaid expenses and other	(14,134)	(13,835)
Operating lease right-of-use assets	4,120	4,103
Accounts payable, accruals and other obligations	(152,981)	(112,170)
Deferred revenue	10,417	31,917
Short and long-term operating lease liabilities	(5,116)	(4,834)
Net cash used in operating activities	(54,411)	(7,319)
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(25,804)	(20,868)
Purchase of available for sale securities	(350,465)	(71,756)
Proceeds from maturities of available for sale securities	50,000	51,266
Settlement of foreign currency forward contracts, net	1,346	2,357
Acquisition of business, net of cash acquired	(56,036)	—
Proceeds from sale of equity investment	—	4,678
Net cash used in investing activities	(380,959)	(34,323)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of senior notes	400,000	—
Payment of long term debt	—	(1,732)
Payment of debt issuance costs	(4,506)	—
Payment of finance lease obligations	(771)	(702)
Shares repurchased for tax withholdings on vesting of restricted stock units	(25,150)	(19,242)
Repurchases of common stock - repurchase program	(250,000)	(12,406)
Proceeds from issuance of common stock	15,146	13,447
Net cash provided by (used in) financing activities	134,719	(20,635)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,259)	2,879
Net decrease in cash, cash equivalents and restricted cash	(303,910)	(59,398)
Cash, cash equivalents and restricted cash at beginning of period	1,422,604	1,088,708
Cash, cash equivalents and restricted cash at end of period	$1,118,694	$1,029,310
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$7,670	$7,566
Cash paid during the period for income taxes, net	$6,112	$8,798
Operating lease payments	$5,480	$5,387
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$2,972	$5,935
Repurchase of common stock in accrued liabilities from repurchase program	$—	$800
Operating lease right-of-use assets subject to lease liability	$3,376	$555

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures
(in thousands, except per share data) (unaudited)

	Quarter Ended
	January 29,	January 30,
	2022	2021
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$384,187	$357,891
Share-based compensation-products	900	953
Share-based compensation-services	1,584	1,205
Amortization of intangible assets	3,312	3,732
Total adjustments related to gross profit	5,796	5,890
Adjusted (non-GAAP) gross profit	$389,983	$363,781
Adjusted (non-GAAP) gross profit percentage	46.2%	48.0%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$324,183	$282,096
Share-based compensation-research and development	6,830	4,794
Share-based compensation-sales and marketing	7,060	5,816
Share-based compensation-general and administrative	7,912	6,358
Significant asset impairments and restructuring costs	3,409	5,867
Amortization of intangible assets	8,918	5,910
Acquisition and integration costs	68	307
Total adjustments related to operating expense	34,197	29,052
Adjusted (non-GAAP) operating expense	$289,986	$253,044

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$60,004	$75,795
Total adjustments related to gross profit	5,796	5,890
Total adjustments related to operating expense	34,197	29,052
Total adjustments related to income from operations	39,993	34,942
Adjusted (non-GAAP) income from operations	$99,997	$110,737
Adjusted (non-GAAP) operating margin percentage	11.8%	14.6%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$45,823	$55,348
Exclude GAAP provision for income taxes	9,219	11,966
Income before income taxes	55,042	67,314
Total adjustments related to income from operations	39,993	34,942
Unrealized gain on cost method equity investment	(4,120)	—
Adjusted income before income taxes	90,915	102,256
Non-GAAP tax provision on adjusted income before income taxes	18,365	20,962
Adjusted (non-GAAP) net income	$72,550	$81,294

Weighted average basic common shares outstanding	154,151	155,174
Weighted average dilutive potential common shares outstanding [1]	155,807	156,583

Net Income per Common Share
GAAP diluted net income per potential common share	$0.29	$0.35
Adjusted (non-GAAP) diluted net income per potential common share	$0.47	$0.52

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the first quarter of fiscal 2022 includes 1.7 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the first quarter of fiscal 2021 includes 1.4 million shares underlying certain stock option and stock unit awards.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended
	January 29,	January 30,
	2022	2021
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$45,823	$55,348
Add: Interest expense	8,648	7,360
Less: Interest and other income (loss), net	3,686	(1,121)
Add: Provision for income taxes	9,219	11,966
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	23,653	23,188
Add: Amortization of intangible assets	12,230	9,642
EBITDA	$95,887	$108,625
Add: Share-based compensation cost	24,297	18,964
Add: Significant asset impairments and restructuring costs	3,409	5,867
Add: Acquisition and integration costs	68	307
Adjusted EBITDA	$123,661	$133,763
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities and the redesign of business processes.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Acquisition and integration costs  - includes financial, legal and accounting advisor expense related to our acquisition of Vyatta during the first quarter of fiscal 2022. Acquisition and integration costs for the first quarter of fiscal 2021 include costs of acquisition compensation associated with a three-year earn-out arrangement related to the DonRiver acquisition in fiscal 2018.
•Unrealized gain on cost method equity investment - reflects a change in the carrying value of a certain cost method equity investment.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 20.2% for the first fiscal quarter of 2022 and 20.5% for the first fiscal quarter of 2021. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.